                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of November 18, 1998 by and among AGRILINK FOODS, INC., a New York corporation (the "COMPANY"), PRO-FAC COOPERATIVE INC., a New York cooperative corporation (the "PARENT"), and WARBURG DILLON READ LLC and NESBITT BURNS SECURITIES INC. (the "INITIAL PURCHASERS").

                  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers to purchase $200,000,000 aggregate principal amount of the Company's Old Notes (as defined herein) under the Notes Purchase Agreement, dated November 13, 1998 (the "PURCHASE AGREEMENT"), by and among the Company, Parent and the Initial Purchasers. The Old Notes will be guaranteed on an unsecured senior subordinated basis by the Guarantors (as defined herein) and will be issued pursuant to the Notes Indenture (as defined herein).

                  The parties hereto hereby agree as follows:

                  SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "ACTION" has the meaning set forth in Section 8(c) of this Agreement.

                  "AGREEMENT" has the meaning set forth in the introductory paragraph to this Agreement.

                  "BROKER-DEALER" means any broker or dealer registered under the Exchange Act.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONSUMMATION" of an Exchange Offer means the occurrence of
(i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective, and the keeping of the Exchange Offer open, for not less than the minimum period required pursuant to Section 3(b) of this Agreement and (iii) the delivery by the Company to the registrar under the Notes Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes tendered by the Holders thereof pursuant to the Exchange Offer and not withdrawn. "CONSUMMATE" has a correlative meaning.

                  "EFFECTIVENESS TARGET DATE" has the meaning set forth in
Section 5 of this Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXCHANGE NOTES" means the Company's 11-7/8% Senior Subordinated Notes due 2008 to be issued pursuant to the Notes Indenture or an indenture substantially identical to the Notes Indenture (i) in connection with the Exchange Offer or (ii) upon the request of any Holder of Old Notes covered by the Shelf Registration Statement, in exchange for such Old Notes and evidencing the same debt as the Old Notes and guaranteed on an unsecured senior subordinated basis by the Guarantors. Exchange Notes, as used herein, includes the guarantees by the Guarantors.

                  "EXCHANGE OFFER" means the registration under the Act by the Issuers of the Exchange Notes pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of outstanding Old Notes that are Transfer Restricted Securities the opportunity to exchange such outstanding Old Notes that are Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Old Notes that are Transfer Restricted Securities tendered in such exchange offer by such Holders.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  "GUARANTORS" means Parent and the Subsidiary Guarantors.

                  "HOLDER" has the meaning set forth in Section 2(b) of this Agreement.

                  "INDEMNIFIED PERSON" has meaning set forth in Section 8(a) of this Agreement.

                  "INITIAL PURCHASERS" has the meaning set forth in the introductory paragraph to this Agreement.

                  "INTEREST PAYMENT DATE" has the meaning set forth in the Notes Indenture and the Notes.

                  "ISSUE DATE" means the date that the Old Notes are purchased by the Initial Purchasers pursuant to the Purchase Agreement.

                  "ISSUERS" means the Company together with the Guarantors; individually, each an "ISSUER".

                  "LOSSES" has the meaning set forth in Section 8(a) of this Agreement.

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



                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NOTES" means the Old Notes and the Exchange Notes.

                  "NOTES INDENTURE" means the Notes Indenture, dated as of November 18, 1998, by and among the Issuers and IBJ Schroder Bank & Trust Company, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Notes Indenture is amended or supplemented from time to time in accordance with its terms.

                  "OLD NOTES" means the Company's 11-7/8% Senior Subordinated Notes due 2008 to be issued pursuant to the Notes Indenture on the Issue Date, including the guarantees by the Guarantors.

                  "PARENT" has the meaning set forth in the introductory paragraph to this Agreement.

                  "PARTICIPATING BROKER-DEALER" has the meaning set forth in
Section 6(a) of this Agreement.

                  "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof) or other entity of any kind.

                  "PROSPECTUS" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such Prospectus.

                  "REGISTRATION DEFAULT" has the meaning set forth in Section 5 of this Agreement.

                  "REGISTRATION STATEMENT" means any registration statement of the Issuers relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement that is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including pre- and post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference, if any, therein.

                  "SHELF FILING DEADLINE" has the meaning set forth in Section 4(a) of this Agreement.

                  "SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 4(a) of this Agreement.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the equity ownership or the voting securities is at the time owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or a combination thereof.

                  "SUBSIDIARY GUARANTORS" means each of Linden Oaks Corporation, a Delaware corporation, and Kennedy Endeavors, Incorporated, a Washington corporation.

                  "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated pursuant thereto, all as in effect on the date of the Notes Indenture.

                  "TRANSFER RESTRICTED SECURITIES" means each Note until the earliest to occur of (i) the date on which each such Old Note has been exchanged by a person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus (as supplemented or amended) contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note could be resold pursuant to Rule 144(k) under the Act.

                  "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a registration in which securities of the Company are sold to an underwriter(s) for reoffering to the public pursuant to an effective Registration Statement.

                  SECTION 2. Securities Subject To This Agreement. (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person beneficially owns Transfer Restricted Securities.

                  SECTION 3. Exchange Offer. (a) Unless the Exchange Offer is not permitted by applicable law or Commission policy, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, (i) cause to be filed with the Commission on or prior to 60 days after the Issue Date, an Exchange Offer Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer and (ii) use their respective best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 120 days after the Issue Date. In connection with the foregoing, the Company and

Parent shall, and shall cause each of the Subsidiary Guarantors to, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, however, that no Issuer shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not so subject; and (D) upon the effectiveness of such Registration Statement, commence the Exchange Offer and use their respective best efforts to issue on or prior to 45 days after the date on which such Exchange Offer Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Old Notes that are Transfer Restricted Securities and, as required hereby, permitting resales of Exchange Notes held by Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Exchange Notes under the Exchange Offer or the resale of Exchange Notes received by Broker-Dealers in the Exchange Offer as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

                  (b) The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, cause the Exchange Offer to comply with all applicable federal and state securities laws. The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, only offer to exchange Exchange Notes for Old Notes in the Exchange Offer. The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, use their respective best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but not less than 20 business days after such effective date and in no event later than 45 days after such effective date.

                  (c) The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer that holds Old

Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any affiliate of the Company), may exchange such Old Notes pursuant to the Exchange Offer; provided, however, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer. Such "Plan of Distribution" section shall allow the use of such Prospectus by all Persons subject to the prospectus delivery requirements of the Act, including Participating Broker-Dealers, and shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                  The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, use their respective best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective. The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

                  SECTION 4.  Shelf Registration.

                  (a) Shelf Registration. If (i) the Issuers are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 days after the commencement of the Exchange Offer that such Holder (A) is prohibited by law or Commission policy from participating in the Exchange Offer, or (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Broker-Dealer and holds Old Notes (including the Initial Purchasers that hold Old Notes as part of an unsold allotment from the original offering of the Notes) acquired directly from the Company or one of its affiliates, then the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to,
(x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange

Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT"), on or prior to the earliest to occur of (1) the 60th day after the date on which the Company determines that the Issuers are not required to file the Exchange Offer Registration Statement or (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(c) of this Agreement, and (y) use their respective best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline. The Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, use their respective best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and 6(c) of this Agreement to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a) and to ensure that it conforms to the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period of two years following the date on which such Shelf Registration becomes effective under the Act or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are no longer Transfer Restricted Securities.

                  (b) Postponement or Suspension of Shelf Registration Statement under Certain Circumstances. If, notwithstanding their respective best efforts to cause an Exchange Offer Registration Statement to be declared effective and to consummate the Exchange Offer pursuant to Section 3(a) of this Agreement, the Issuers are required to file a Shelf Registration Statement pursuant to Section 4(a) hereof, the Company and Parent may postpone or suspend the filing or effectiveness of such Shelf Registration Statement (or any amendments or supplements thereto) (i) if such action is required by applicable law or (ii) for up to an aggregate of 30 days during any consecutive 365-day period, if such action is approved by the Boards of Directors of the Company and Parent and is taken by the Company and Parent in good faith and for valid business reasons (not including the avoidance of the Company's and Parent's obligations hereunder), including the premature disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Issuers and their respective shareholders, so long as the Company and Parent promptly thereafter comply with the requirements of Section 4(a) hereof. This Section 4(b) shall not affect the Company's obligations to pay Additional Interest pursuant to Section 5 of this Agreement.

                  (c) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included in such Shelf Registration Statement. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed to make the information previously furnished to the Company by such Holder not materially misleading.

                  SECTION 5. Additional Interest. If (i) the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed with the Commission on or prior to the date specified for such filing in Section 3(a) or
Section 4(a), respectively, of this Agreement, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3(a) or Section 4(a), respectively, of this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii) the Exchange Offer has not been Consummated within 45 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of Transfer Restricted Securities during the periods required by this Agreement (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities additional interest ("ADDITIONAL INTEREST") on the principal amount of the Notes (in addition to the stated interest on the Notes) from and including the date on which any such Registration Defaults have occurred to but excluding the date on which all such Registration Defaults have been cured. Additional Interest will accrue during the first 90-day period immediately following the occurrence of any Registration Default in an amount equal to $.05 per week (or any part thereof) per $1,000 principal amount of Notes constituting Transfer Restricted Securities, and shall increase by an additional $.05 per week (or any part thereof) per $1,000 principal amount of Notes constituting Transfer Restricted Securities for each subsequent 90-day period, but in no event shall such amount exceed $.30 per week (or any part thereof) per $1,000 principal amount of Notes constituting Transfer Restricted Securities. The Company shall have no obligation to pay additional Additional Interest in respect of any subsequent Registration Default relating to any particular Transfer Restricted Securities so long as the Company continues to accrue Additional Interest with respect to an earlier Registration Default relating to such particular Transfer Restricted Securities. All accrued Additional Interest shall be paid by the Company on each Interest Payment Date in accordance with the provisions applicable to the payment of interest set forth in the Notes Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest with respect to such Transfer Restricted Securities will cease.

                  All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  SECTION 6.  Registration Procedures.

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, comply with all of the provisions of Section 6(c) below, use their respective best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and comply with all of the following provisions:

                  (i) If, in the reasonable opinion of counsel to the Company, there is a question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company and Parent hereby agree to, and hereby agree to cause each of the Subsidiary Guarantors to, seek a no-action letter or other favorable decision from the Commission allowing the Issuers to Consummate an Exchange Offer for such Old Notes. The Company and Parent hereby agree to, and hereby agree to cause each of the Subsidiary Guarantors to, pursue the issuance of such a no-action letter or favorable decision to the Commission staff level. In connection with the foregoing, the Company and Parent hereby agree to, and hereby agree to cause each of the Subsidiary Guarantors to, take all such other reasonable actions as are requested by the Commission or otherwise required in connection with the issuance of such no-action letter or decision, including without limitation (A) participating in telephonic conferences with the Commission staff, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission. The Initial Purchasers shall be given prior notice of any action taken by the Issuers under this clause (i).

                 (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company within the meaning of the Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Holders of Transfer Restricted Securities shall use their best efforts to cooperate in the Issuers' preparations for the Exchange Offer.

                (iii) The Company, Parent and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any Broker-Dealer that owns Exchange Notes that were received by such Broker-Dealer for its own account in the Exchange

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



         Offer (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Act and must deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes. Further, the Company, Parent and the Initial Purchasers acknowledge that the Initial Purchasers may not exchange in the Exchange Offer Old Notes representing unsold allotments resulting from the original offering of the Old Notes.

                  The Company, Parent and the Initial Purchasers also acknowledge that it is the Commission staff's current position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Act in connection with resales of Exchange Notes for their own accounts (other than a resale of an unsold allotment resulting from the original offering of the Notes), so long as the Prospectus otherwise meets the requirements of the Act.

                  (b) Shelf Registration Statement. In the event that a Shelf Registration Statement is required by this Agreement, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, comply with all the provisions of Section 6(c) of this Agreement and use their respective best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution of such Transfer Restricted Securities and, in connection therewith, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, as expeditiously as possible, prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution of such Transfer Restricted Securities within the time periods and otherwise in accordance with the provisions of this Agreement.

                  (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit resales of Notes by Broker-Dealers), the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to:

                  (i) use their respective best efforts to keep such Registration Statement continuously effective for the applicable time period required hereunder and provide all requisite financial statements (including financial statements of the Parent and, if required by the Act or any regulation thereunder, financial statements of the Subsidiary Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable;

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



         upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall promptly notify the Holders to suspend use of the Prospectus, and the Holders shall suspend use of the Prospectus and the Holders shall not communicate non-public information to any third party in violation of the securities laws until the Issuers have made an appropriate amendment to such Registration Statement (or caused the Prospectus to be supplemented by a Prospectus Supplement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, use their respective best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                 (ii) subject to clause (iv) of this Section 6(c), prepare and file with the Commission such pre-effective and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; subject to clause (iv) of this
         Section 6(c), cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act during the applicable time period required hereunder and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act and the Exchange Act applicable to the Issuers with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during such period in accordance with the intended method or methods of distribution by the sellers of such securities set forth in such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus;

                (iii) advise the underwriter(s), if any, the Initial Purchasers, in the case of a Shelf Registration Statement, each of the selling Holders, and, in the case of the Exchange Offer Registration Statement, each of the Participating Broker-Dealers who have notified the Company that it will be utilizing the Prospectus in the Exchange Offer Registration Statement as provided in Section 3(c) hereof, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating to such Registration Statement or Prospectus, (C) of the

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



         issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or preventing the use of any Prospectus or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement to such Registration Statement or Prospectus, as the case may be, or any document incorporated by reference in such Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements in such Registration Statement or Prospectus not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to, use their respective best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                 (iv) furnish to each of the underwriter(s), if any, the Initial Purchasers and, in the case of a Shelf Registration Statement, each of the selling Holders, before filing with the Commission, copies of any Registration Statement or any Prospectus included in such Registration Statement or Prospectus or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such underwriter(s), if any, the Initial Purchasers and such Holders for a period of at least five business days, and the Company and Parent will not, and will cause each of the Subsidiary Guarantors not to, file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus, as the case may be (including all such documents incorporated by reference), to which any underwriter, Initial Purchaser or selling Holder shall reasonably object within five business days after the receipt of such Registration Statement or Prospectus;

                  (v) in connection with any Shelf Registration Statement and, in the case of Participating Broker-Dealers, any Exchange Offer Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, (A) provide copies of such document to the selling Holders (including Participating Broker-Dealers, if any) and to the underwriter(s), if any, (B) make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters; provided that such discussion and due diligence shall be coordinated on behalf of the selling Holders (including Participating Broker-Dealers, if any) by one counsel designated by and on behalf of such selling Holders and (C) include such information in such document prior to the filing of such document as such selling Holders or underwriter(s), if any, may reasonably request;

                 (vi) make available at reasonable times for inspection by the selling Holders (including Participating Broker-Dealers, if any), any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), if any, at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless and to the extent that (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such Person from a source other than the Company or the Guarantors and such source is not bound by a confidentiality agreement; provided that each such Person agrees that it will, prior to the disclosure of such information, give notice to the Company and allow it at its own expense to undertake appropriate action to prevent disclosure of information deemed confidential;

                (vii) if requested by any selling Holders or the underwriter(s), if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid for Transfer Restricted Securities and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action pursuant to this Section 6(c)(vii) that would, in the opinion of counsel for the Company, violate applicable law;

               (viii) furnish to each underwriter, if any, the Initial Purchasers and selling Holders, without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all exhibits filed therewith and all documents, including exhibits, incorporated therein by reference that are expressly requested by such persons;

                 (ix) deliver to each selling Holder, each of the underwriter(s), if any, and the Initial Purchasers, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company and Parent hereby consent to the use of the Prospectus and any amendment or supplement to the Prospectus by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities in accordance with the terms thereof and with U.S. federal securities laws and Blue Sky laws covered by the Prospectus or any amendment or supplement thereto;

                  (x) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of securities of this type) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all as may be reasonably requested by any Holder of Transfer Restricted Securities or the underwriter(s), if any, in connection with any sale or resale of Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and Parent shall, and shall cause each of the Subsidiary Guarantors to:

                           (A) make such representations and warranties to the
                  Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of Parent and the Company and their Subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when customarily requested;

                           (B) obtain opinions of counsel to the Company and
                  Parent and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and special counsel to the Holders of the Transfer Restricted Securities being sold), addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, if any, and special counsel to Holders of Transfer Restricted Securities;

                           (C) obtain customary "cold comfort" letters and
                  updates thereof from the independent certified public accountants of the Company and the Parent (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company or any such subsidiary for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;

                           (D) if an underwriting agreement is entered into, the
                  same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement and the underwriters, if any); and

                           (E) deliver such documents and certificates as may be
                  reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and Parent.

                  If at any time the representations and warranties of the Company and Parent contemplated in clause (x)(A) above cease to be true and correct, the Company shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by any of them, shall confirm such advice in writing;

                 (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification (or exemption from such registration or qualification) of the Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the selling Holders and underwriter(s), if any, may reasonably request and do any and all other reasonable acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that no Issuer shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (xii) if a Shelf Registration is filed pursuant to Section 4, cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request;

               (xiii) in connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                (xiv) use their respective best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Transfer Restricted Securities or the underwriter(s), if any, to Consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                 (xv) if any fact or event contemplated by Section 6(c)(iii)(D) of this Agreement shall exist or have occurred, subject to clause (iv) of this Section 6(c), prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated in such Registration Statement or Prospectus by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

                (xvi) provide a CUSIP or CINS number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Notes Indenture with certificates for the Transfer Restricted Securities that are in a form eligible for deposit with The Depository Trust Company;

               (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD;

              (xviii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission in regards to any Registration Statement, and make generally available to its securityholders, as soon as practicable, a consolidated earnings statement of the Company and its subsidiaries meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement; and

                (xix) cause the Notes Indenture or such other indenture for the Exchange Notes to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, if applicable, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Notes Indenture, if any, as may be required for such Notes Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all customary documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Notes Indenture to be so qualified in a timely manner.

                  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) of this Agreement, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) of this Agreement, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 of this Agreement, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) of this Agreement to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) of this Agreement or, if no such supplemented or amended Prospectus is required, when it shall have received the Advice.

                  SECTION 7. Registration Expenses. (a) All fees and expenses incident to the Company's and Parent's performance of or compliance with this Agreement will be borne by the Company and Parent regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including required filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and Parent and, subject to Section 7(b) below, all reasonable fees and disbursements of one counsel for the Holders of Transfer Restricted Securities;
(v) all fees and disbursements of independent certified public accountants of the Company and the Parent (including the expenses of any comfort letters required by or incident to such performance); and (vi) all fees and expenses of the Trustee and any exchange agent and the fees and disbursements of its counsel.

                  The Company and Parent will, in any event, bear their respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company and Parent.

                  Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of Transfer Restricted Securities shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes sold by or on behalf of it.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and Parent will jointly and severally reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

                  SECTION 8. Indemnification. (a) Each of the Company and Parent agrees, jointly and severally, to indemnify and hold harmless (i) the Initial Purchasers (in their capacity as such), each Holder of Transfer Restricted Securities and each Participating Broker-Dealer, (ii) each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective agents, employees, officers and directors of the Initial Purchasers (in their capacity as such) and the agents, employees, officers and directors of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, preliminary prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Parent will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or Parent by or on behalf of any Indemnified Person relating to such Indemnified Person expressly for use therein; and, provided further, however, that the indemnity agreement contained in this subsection (a) with respect to any preliminary prospectus shall not inure to the benefit of the Indemnified Persons or their agents, employees, officers and directors for any Loss (i) if and to the extent the Prospectus corrected any such alleged untrue statement or omission and (ii) if such Indemnified Persons failed to send or give a copy of the Prospectus at or prior to the written confirmation of a sale of the Notes to the person alleging such Loss, unless such failure to deliver the Prospectus was a result of non-compliance by the Company and Parent with Section 6(c)(ix) hereof. This indemnity agreement will be in addition to any liability that each of the Company and Parent may otherwise have, including, but not limited to, liability under this Agreement.

                  (b) In connection with any Registration Statement pursuant to which a Holder of Transfer Restricted Securities offers or sells Transfer Restricted Securities, such

Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and Parent, their respective agents, employees, officers and directors and each person controlling either the Company or Parent within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and the agents, employees, officers and directors of such controlling person to the same extent as the foregoing indemnity from the Company and Parent to each Indemnified Person but only with respect to, and to the extent that, information relating to such Holder furnished in writing to the Company or Parent by or on behalf of such Holder expressly for use in such Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such Action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any other liability or obligations to the indemnified party that it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such Action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such Action, the indemnifying party will be entitled to participate in such Action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such Action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such Action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such Action within a reasonable time after notice of commencement of the Action, or
(iii) the named parties to such Action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties shall have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such Action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one Action or separate but substantially similar or related Actions arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or Action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional written release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any such indemnified party.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 8, the Company and Parent (jointly and severally) and the Indemnified Persons (severally but not jointly), as applicable, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the indemnifying party, any contribution received by the indemnifying party from persons other than the Indemnified Person who may also be liable for contribution, including persons who control the Indemnified Person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and Parent and the Indemnified Persons may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and Parent, on the one hand, and the Indemnified Persons, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in paragraph (c) of this Section 8 and having been prejudiced in any material respect by the absence of such notice, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and Parent, on the one hand, and the Indemnified Persons, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Parent, on the one hand, and the Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Old Notes (net of discounts but before deducting expenses) received by the Company as set forth in the table on the cover page of the final offering memorandum related thereto, and (y) the total proceeds received by such Indemnified Person from the sale of Notes. The relative fault of the Company and Parent, on the one hand, and the Indemnified Persons, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Parent or the Indemnified Persons and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  (e) The Company and Parent and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph
(d) of this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of paragraph (d) of this Section 8, (i) in no case shall an Indemnified Person be required to contribute any amount in excess of the amount by which the total received by such Indemnified Person with respect to its sale of its Transfer Restricted Securities or Exchange Notes, as the case may be, exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of paragraphs (d) and (e) of this Section 8, each person, if any, who controls an Indemnified Person within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Indemnified Person, and each person, if any, who controls the Company and Parent within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and Parent, subject in each case to clauses (i) and (ii) of this
Section 8(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties under paragraph 8(d) or (e) of this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under paragraph (d) or (e) of this Section 8 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any Action for which notice has been given under
Section 8(c) for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any Action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

                  SECTION 9. Rule 144A. The Company and Parent agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner and to Broker-Dealers, upon their request, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                  SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration under this Agreement unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and
(b) completes and executes all reasonable questionnaires, powers of attorneys, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                  SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

                  SECTION 12.  Miscellaneous.

                  (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided in this Agreement, in the Notes Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and Parent agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any Action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company and Parent will not, and will cause each of the Subsidiary Guarantors not to, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement. No Issuer has previously entered into any agreement currently in effect granting any registration rights with respect to its respective securities to any Person, except as disclosed in the Offering Memorandum dated November 13, 1998 relating to the Old Notes. The rights granted to the Holders under this Agreement do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Issuers' securities under any agreement in effect on the date of this Agreement.

                  (c) Adjustments Affecting the Notes. Without the written consent of the Holders of a majority in aggregate principal amount of outstanding Transfer Restricted Securities, the Company and Parent will not, and will cause each of the Subsidiary Guarantors not to, take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of each affected Holder of outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose securities are being sold or tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being sold or tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                  Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, (i) such consents may be obtained in connection with a tender offer or exchange offer for the Notes and (ii) Transfer Restricted Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                   (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivering, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Notes Indenture, with a copy to the Registrar under the Notes Indenture; and

                 (ii) if to the Company or Parent, at:

                           Agrilink Foods, Inc.
                           90 Linden Place
                           P.O. Box 681
                           Rochester, New York 14603
                           Facsimile:  (716) 383-1606
                           Attention:  Earl L. Powers

                           with a copy to:

                           Howard Smith & Levin LLP
                           1330 Avenue of the Americas
                           New York, New York  10019
                           Facsimile:  (212) 841-1010
                           Attention:  Scott F. Smith, Esq.

                  All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered;
(ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt acknowledged by telecopier machine, if telecopied; and (v) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Notes Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained in this Agreement, or the application of any such provision in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the registration rights granted by the Company and Parent with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                                    [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     AGRILINK FOODS, INC.


                                                     By: /s/ DENNIS M. MULLEN
                                                         ----------------------
                                                         Name:
                                                         Title:


                                                     PRO-FAC COOPERATIVE, INC.


                                                     By:  [ILLEGIBLE]
                                                        -----------------------
                                                         Name:
                                                         Title:


Accepted and agreed as of
the date first above written:

WARBURG DILLON READ LLC
NESBITT BURNS SECURITIES INC.


By:  WARBURG DILLON READ LLC


By:
   ------------------------------
   Name:
   Title:


By:
   ------------------------------
   Name:
   Title:

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     AGRILINK FOODS, INC.


                                                     By:
                                                         ----------------------
                                                         Name:
                                                         Title:


                                                     PRO-FAC COOPERATIVE, INC.


                                                     By:
                                                        -----------------------
                                                         Name:
                                                         Title:


Accepted and agreed as of
the date first above written:

WARBURG DILLON READ LLC
NESBITT BURNS SECURITIES INC.


By:  WARBURG DILLON READ LLC

By: /s/ James Stone
   ------------------------------
   Name:  James Stone
   Title: Director


By: /s/ Matthew R. Stopnik
   ------------------------------
   Name:  Matthew R. Stopnik
   Title: Associate Director